SPECTRUM SIGNAL PROCESSING INC.

                             1995 Stock Option Plan
                             (Amended June 22, 1999)


1        PURPOSE

                  The purpose of the 1995 Stock Option Plan (this "Plan) is to provide a means whereby selected employees, senior officers and directors of Spectrum Signal Processing Inc. (the "Company"), or of any affiliate thereof, may be granted incentive stock options to purchase Common Shares (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees, senior officers and directors, and to provide added incentive to such persons by encouraging share ownership in the Company.

2        ADMINISTRATION

                  This Plan shall be administered by the Board of Directors of the Company (the "Board") or, in the event the Board shall appoint and/or
authorize  a  committee  to  administer  this  Plan,  by  such  committee.   The
administrator of this Plan shall hereinafter be referred to as the "Plan Administrator".

                  In the event a member of the Board (or the committee) may be eligible, subject to the restrictions set forth in Section 4, to participate in or receive or hold options under this Plan, no member of the Board or the committee shall vote with respect to the granting of an option hereunder to himself or herself, as the case may be.

                  The members of any committee serving as Plan Administrator shall be appointed by the Board for such term as the Board may determine. The Board may from time to time remove members from, or add members to, the committee. Vacancies on the committee, however caused, may be filled by the Board.

2.1      Procedures

                  The Board shall designate one of the members of the Plan Administrator as chairman. The Plan Administrator may hold meetings at such times and places as it shall determine. The acts of a majority of the members of the Plan Administrator present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Plan Administrator members, shall be valid acts of the Plan Administrator.


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2.2      Responsibilities

                  Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties.

3        SHARES SUBJECT TO THIS PLAN

                  The shares subject to this Plan shall be the Company's common shares, without par value (the "Common Shares"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 6, the aggregate amount of Common Shares to be delivered upon the exercise of all options granted under this Plan shall not exceed 3,050,000 shares as such Common Shares were constituted on the effective date of this Plan. If any option granted under this Plan shall expire or be cancelled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan.

4        ELIGIBILITY

                  An incentive stock option may be granted only to any individual who, at the time the option is granted, is an employee, senior officer or director of the Company or an affiliate of the Company as that term is defined in the Company Act (British Columbia) (an "Affiliate"), a trustee on behalf of such individual, or an entity, all of the voting securities of which are beneficially owned by an employee or director. Any party to whom an option is granted under this Plan shall be referred to hereinafter as an "Optionee".

5        TERMS AND CONDITIONS OF OPTIONS

                  Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:


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5.1      Number of Shares and Price

                  The maximum number of shares that may be reserved pursuant to the exercise of each option and the price per share at which such option is exercisable (the "Exercise Price") shall be as established by the Plan Administrator, provided that the number of shares that may be reserved pursuant to the exercise of options and granted to any person shall not exceed 5% of the issued and outstanding share capital of the Company, and further provided that the Plan Administrator shall act in good faith to establish the exercise price which shall be not less than the closing price of the Company's shares on the Toronto Stock Exchange on the day immediately preceding the date of grant of such options.

5.2      Term and Maturity

                  The  term  of  each   incentive   stock  option  shall  be  as
established by the Plan Administrator and, if not so established, shall be 5 years from the date it is granted but in no event shall it exceed 10 years.

                  To ensure that the Company or Affiliate will achieve the purpose and receive the benefits contemplated in this Plan, the Plan Administrator may, in respect of any options granted to any Optionee hereunder, establish a schedule for the exercise of such option (a "Vesting Schedule").

5.3      Exercise

                  Subject to any Vesting Schedule each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 100 shares (or the remaining shares then purchasable under the option, if less than 100 shares) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of any option. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the exercise price.

5.4      Payment of Exercise Price

                  Payment of the option exercise price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's cheque or personal cheque (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal cheque) for the Common Shares being purchased.

                  The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. To the extent permitted by the Plan Administrator and applicable laws and regulations (including, but not limited to, federal tax law, securities laws and regulations and provincial company law), an option may be exercised by delivery of Common Shares of the Company held by an Optionee having a fair market value equal to the exercise price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that payment in Common Shares held by an Optionee shall not be made unless the Common Shares shall have been owned by the Optionee for a period of at least six months.


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5.5      Withholding Tax Requirement

                  The Company or any Affiliate shall have the right to retain and withhold from any payment of cash or Common Shares under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving Common Shares to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.

5.6      Non-transferability of Options

                  Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or any right or privilege conferred hereby, contrary to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, if the Company permits, an Optionee may, during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Plan Administrator. Such designation may be changed from time to time by the Optionee by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation.


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5.7      Termination of Relationship

                  If the Optionee's relationship with the Company or any Affiliate ceases for any reason other than termination for cause, death or total disability, and unless by its terms the option sooner terminates or expires, then the Optionee may exercise, for a ninety day period that portion of the Optionee's option which is exercisable at the time of such cessation, but the Optionee's option shall terminate at the end of such period following such cessation as to all shares for which it has not theretofore been exercised, unless such provision is waived in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator. If an Optionee's relationship with the Company or any Affiliate changes (i.e., from employee to nonemployee, such as a consultant), such change shall constitute a termination of an Optionee's relationship with the Company or any Affiliate and the Optionee's option shall terminate in accordance with this subsection 5.7. Upon the expiration of the ninety day period following cessation of an Optionee's relationship with the Company or any Affiliate, the Plan Administrator shall have sole discretion in a particular circumstance to extend the exercise period following such cessation beyond that specified above, subject to any extension being pre-cleared by The Toronto Stock Exchange.

                  If an Optionee is terminated for cause, any option granted hereunder shall automatically terminate as of the first discovery by the Company of any reason for termination for cause, and such Optionee shall thereupon have no right to purchase any shares pursuant to such option. "Termination for cause" shall mean dismissal for dishonesty, conviction or confession of a crime punishable by law (except minor violation), fraud, misconduct or disclosure of confidential information. If an Optionee's relationship with the Company or any Affiliate is suspended pending an investigation of whether or not the Optionee shall be terminated for cause, all the Optionee's rights under any option
granted   hereunder   likewise   shall  be   suspended   during  the  period  of
investigation.

                  If an Optionee's relationship with the Company or any Affiliate ceases because of a total disability, no further vesting shall occur after the cessation, the Optionee's option shall not terminate until the end of the 24-month period following such cessation (unless by its terms it sooner terminates and expires). As used in this Plan, the term "total disability" refers to a mental or physical impairment of the Optionee which is expected to last for a continuous period of 12 months or more and which causes the Optionee to be unable, in the opinion of the Company and two independent physicians, to perform his or her duties for the Company and to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the Company and the two independent physicians have furnished their opinion of total disability to the Plan Administrator.

                  For purposes of this subsection 5.7 a transfer of relationship between the Company and any Affiliate shall not be deemed to constitute a cessation of relationship with the Company or any of its Affiliates. For purposes of this subsection 5.7, with respect to incentive stock options, employment shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Plan Administrator). The foregoing notwithstanding, employment shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

5.8      Death of Optionee

                  If an Optionee dies while he or she has a relationship with the Company or any Affiliate or within the ninety day period (or 24-month period in the case of totally disabled Optionees) following cessation of such relationship, any option held by such Optionee to the extent that the Optionee would have been entitled to exercise such option, no further vesting occurring after the date of death, may be exercised within one year after his or her death by their personal representative of his or her estate or by the person or persons to whom the Optionee's rights under the option shall pass by will or by the applicable laws of descent and distribution but in any event, options may not be exercised any later than 10 years from the date of grant.


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5.9      No Status as Shareholder

                  Neither the Optionee nor any party to whom the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

5.10     Continuation of Employment

                  Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ of the Company or of an Affiliate, or to interfere in any way with the right of the Company or of any such Affiliate to terminate his or her employment or other relationship with the Company at any time.

5.11     Modification and Amendment of Option

                  Subject to the terms and conditions and within the limitations of this Plan, the Plan Administrator may modify or amend outstanding options granted under this Plan, subject to the prior approval of The Toronto Stock Exchange. The modification or amendment of an outstanding option shall not, without the consent of the Optionee, impair or diminish any of his or her rights or any of the obligations of the Company under such option. Except as otherwise provided in this Plan, no outstanding option shall be terminated without the consent of the Optionee.

6        ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

                  The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price), and each such option, shall all be proportionately adjusted for any increase or decrease in the number of issued Common Shares of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any share dividend out of the ordinary course.

6.1      Effect of Liquidation or Reorganization

         (a)      Cash, Shares or Other Property for Shares



                  Except as provided in subsection b upon a merger (other than a merger of the Company in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company, receive cash, shares or other property in exchange for or in connection with their Common Shares, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or shares, separation, reorganization or liquidation to exercise such Optionee's option to the extent the vesting requirements set forth in the option agreement have been satisfied.

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         (b)      Conversion of Options on Shares for Share Exchange

                  If the shareholders of the Company receive shares in the capital of another corporation ("Exchange Shares") in exchange for their Common Shares in any transaction involving a merger (other than a merger of the Company in which the holders of Common Shares immediately prior to the merger have the same proportionate ownership of Common Shares in the surviving corporation immediately after the merger), consolidation, acquisition of property or shares, separation or reorganization (other than a mere reincorporation or the creation of a holding company), all options granted hereunder shall be converted into options to purchase Exchange Shares unless the Company and the corporation issuing the Exchange Shares, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase Exchange Shares but instead shall terminate in accordance with the provisions of subsection a. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of Exchange Shares the holders of the Common Shares receive in such merger, consolidation, acquisition or property or stock, separation or reorganization. Unless accelerated by the Board, the vesting schedule set forth in the option agreement shall continue to apply to the options granted for the Exchange Shares.

6.2      Fractional Shares

                  In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.


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6.3      Determination of Board to Be Final

                  All Section 6 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

7        SECURITIES REGULATION

                  Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including without limitation the Securities Act (British Columbia), any applicable provincial and state securities laws, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability of an exemption from registration for the issuance and sale of any shares hereunder. Inability of the Company to obtain from any regulatory body having jurisdiction, the authority deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder or the unavailability of an exemption from registration for the issuance and sale of any shares hereunder shall relieve the Company any liability in respect of the nonissuance or sale of such shares as to which such requisite authority shall not have been obtained.

                  As a condition to the exercise of an option, the Company may require the Optionee to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any relevant provision of the aforementioned laws. At the option of the Company, a stop-transfer order against any shares may be placed on the official stock books and records of the Company, and a legend indicating that the shares may not be pledged, sold or otherwise transferred unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on share certificates in order to assure exemption from registration. The Plan Administrator may also require such other action or agreement by the Optionees as may from time to time be necessary to comply with the federal and state securities laws. THIS PROVISION SHALL NOT OBLIGATE THE COMPANY TO UNDERTAKE REGISTRATION OF THE OPTIONS OR SHARES HEREUNDER.

                  Should any of shares of the Company of the same class as the shares subject to options granted hereunder be listed on a securities exchange or other securities trading facility, all shares issued hereunder if not previously listed on such exchange or facility shall be authorized by that exchange or facility for listing thereon prior to the issuance thereof.

8        AMENDMENT AND TERMINATION

8.1                        Board Action

                 The Board may at any time  suspend,  amend or  terminate  this
                  Plan, subject to, in the case of amendments, to such amendments being pre-cleared with The Toronto Stock Exchange provided that except as set forth in Section 6, the approval of the holders of a majority of the Company's outstanding voting shares, voting either in person or by proxy at a duly held shareholders' meeting is necessary within 12 months before or after the adoption by the Board for any amendment which will:

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         (a)      increase  the number of shares  that may be issued  under this
                  Plan;

         (b) change the designation of the participants or class of participants eligible for participation in this Plan; or

         (c) otherwise materially increase the benefits accruing to the participants under this Plan.

                  Any amendment made to this Plan which would constitute a "modification" to incentive stock options outstanding on the date of such amendment, shall not be applicable to such outstanding incentive stock options, but shall have prospective effect only, unless the Optionee agrees otherwise.

8.2      Automatic Termination

                  Unless sooner terminated by the Board, this Plan shall terminate ten years from the earlier of:

         (a)      the date on which this Plan is adopted by the Board; or

         (b) the date on which this Plan is approved by the shareholders of the Company.

No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

9        EFFECTIVENESS OF THIS PLAN

                  This Plan shall become effective upon adoption by the Board so long as it is approved by the holders of a majority of the Company's outstanding voting shares at any time within 12 months before or after the adoption of this Plan.